UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2022

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Shares, $.50 par value	PH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2022, Thomas L. Williams, Chairman of the Board and Chief Executive Officer of Parker-Hannifin Corporation (the “Company”), notified the Company of his intention to retire from his position as Chief Executive Officer on January 1, 2023 (the “Transition Date”) and from his position as Chairman of the Board on December 31, 2023. After the Transition Date and prior to his retirement from the Board, Mr. Williams will be designated Executive Chairman. Mr. Williams’ decision to retire is not related to the Company’s financial or operating results or to any disagreements or concerns regarding the Company’s financial or reporting practices.

In connection with Mr. Williams’ notification of retirement, the Board elected Jennifer A. Parmentier, age 55, as Chief Executive Officer, effective on the Transition Date. Ms. Parmentier will succeed Mr. Williams as principal executive officer. Ms. Parmentier has been Chief Operating Officer since August 2021. She was Vice President and President – Motion Systems Group of the Company from February 2019 to August 2021 and Vice President and President – Engineered Materials Group of the Company from September 2015 to February 2019. Ms. Parmentier is also a director of Nordson Corporation. Ms. Parmentier is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

The Board also approved an increase in the size of the Board from twelve to thirteen Directors to be effective on the Transition Date and, in connection with the vacancy, approved the appointment of Ms. Parmentier as a member of the Board, effective on the Transition Date. In connection with Ms. Parmentier’s appointment as Chief Executive Officer, the Human Resources and Compensation Committee of the Board took the following actions regarding Ms. Parmentier’s compensation, effective on the Transition Date:

1.	approved an increase in Ms. Parmentier’s annual base salary rate from $900,000 to $1,300,000;

2.

awarded an increase in Ms. Parmentier’s Officer Annual Cash Incentive Plan target opportunity from 115% to 165% of base salary, which will be applied pro rata to the total base salary actually paid to Ms. Parmentier for fiscal year 2023; and

3.

granted Ms. Parmentier the following additional target LTIP award shares, which award shares will be subject to the same terms and conditions as apply with respect to the LTIP award shares previously granted to Ms. Parmentier for the applicable performance periods:

LTIP Award	Additional Target LTIP Award Shares
Calendar Year 2021-22-23 Performance Period	6,828
Calendar Year 2022-23-24 Performance Period	9,428

In connection with Ms. Parmentier’s appointment as Chief Executive Officer, the Board elected Andrew D. Ross, age 55, as Chief Operating Officer, effective on the Transition Date. Mr. Ross has been Vice President and President – Fluid Connectors Group of the Company since September 2015. Mr. Ross was Vice President and President – Engineered Materials Group of the Company from July 2012 to September 2015. Mr. Ross is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

In connection with Mr. Ross’s appointment as Chief Operating Officer, the Human Resources and Compensation Committee of the Board took the following actions regarding Mr. Ross’s compensation, effective on the Transition Date:

1.	approved Mr. Ross’s annual base salary rate of $850,000;

2.

approved Mr. Ross’s Officer Annual Cash Incentive Plan target opportunity of 115% of base salary, which will be applied pro rata to the total base salary actually paid to Mr. Ross for fiscal year 2023; and

3.

granted Mr. Ross the following additional target LTIP award shares, which award shares will be subject to the same terms and conditions as apply with respect to the LTIP award shares previously granted to Mr. Ross for the applicable performance periods:

LTIP Award	Additional Target LTIP Award Shares
Calendar Year 2021-22-23	1,234
Calendar Year 2022-23-24	1,971

Beginning on the Transition Date, for his service as Executive Chairman of the Board, Mr. Williams will continue to receive a base salary at a decreased annual rate of $375,000 from $1,500,000. Mr. Williams’ Annual Cash Incentive Plan target opportunity will remain at 165% of base salary, which will be applied to the total base salary actually paid to Mr. Williams for fiscal year 2023. Mr. Williams will continue to vest in his outstanding equity awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

Date: October 26, 2022	By:	/s/ Joseph R. Leonti
Joseph R. Leonti
Vice President, General Counsel and Secretary